Exhibit 10.9

SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Second Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of December 28, 2017, by and between PACIFIC WESTERN BANK (“Bank”) and DRAFTKINGS INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of October 21, 2016 (as amended from time to time, including by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of July 28, 2017, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.                   The following defined terms in Exhibit A of the Agreement hereby are added, amended or restated as follows:

“Aggregate Borrowing Limit” means $20,000,000.

“Ancillary Services” means any of the following products or services requested by Borrower and approved by Bank under the Non-Formula Revolving Line, including, without limitation, Automated Clearing House transactions, letters of credit, corporate credit card services, or other treasury management services.

“Ancillary Services Sublimit” means a sublimit for Ancillary Services under the Non-Formula Revolving Line not to exceed $5,000,000.

“Credit Extension” means each Term Loan, each Non-Formula Advance or any other extension of credit, by Bank to or for the benefit of Borrower hereunder.

“Second Amendment Effective Date” means December 28, 2017.

“Non-Formula Advance” or “Non-Formula Advances” means a cash advance or cash advances under the Non-Formula Revolving Line.

“Non-Formula Revolving Line” means a Credit Extension of up to $5,000,000 (inclusive of any amounts outstanding under the Ancillary Services Sublimit).

“Non-Formula Revolving Maturity Date” means December 27, 2018.

2.                   Section 2.1(b)(i) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(i)       Subject to and upon the terms and conditions of this Agreement, on the Closing Date, or as soon thereafter as all conditions precedent thereto have been met, Bank shall make a term loan to Borrower in a principal amount of $5,000,000, which shall be used to refinance the Existing Indebtedness (the “Initial Term Loan”). Thereafter, subject to and upon the terms and conditions of this Agreement, Bank agrees to make 1 or more term loans to Borrower in an aggregate principal amount not to exceed an additional $15,000,000, less any amounts outstanding under the Non-Formula Revolving Line, which shall be used for general working capital purposes and for capital expenditures (each a “Term Loan” and, together with the Initial Term Loan, the “Term Loans”). Borrower may request Term Loans at any time from the Closing Date through the Availability End Date.”

3.                   New Section 2.1(c) hereby is added to the Agreement in its entirety to read as follows:

“(c)       Advances Under Non-Formula Revolving Line.

(i)                  Amount. Subject to and upon the terms and conditions of this Agreement, including without limitation the Aggregate Borrowing Limit set forth in Section 2.2 hereof, after the Second Amendment Effective Date, Borrower may request, and Bank agrees to make, Non-Formula Advances, in an aggregate outstanding principal amount not to exceed the Non-Formula Revolving Line, which shall be used for Ancillary Services only. Amounts borrowed pursuant to this Section 2.1(c) may be repaid and reborrowed at any time prior to the Non-Formula Revolving Maturity Date, at which time all Non-Formula Advances under this Section 2.1(c) shall be immediately due and payable. Borrowers may prepay any Non-Formula Advances without penalty or premium.

(ii)                Form of Request. Whenever Borrowers desire a Non-Formula Advance, Borrower will notify Bank by facsimile transmission, telephone or email no later than 3:30 p.m. Eastern time (2:30 p.m. Eastern time for wire transfers) on the Business Day that the Non-Formula Advance is to be made. Each such notification shall be promptly confirmed by a Loan Advance/Paydown Request Form in substantially the form of Exhibit C. Bank is authorized to make Non-Formula Advances under this Agreement, based upon instructions received from an Authorized Officer, or without instructions if in Bank’s discretion such Non-Formula Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic or email notice given by a person whom Bank reasonably believes to be an Authorized Officer or a designee thereof, and Borrowers shall indemnify and hold Bank harmless for any damages, loss, costs and expenses suffered by Bank as a result of such reliance.

(iii)              Ancillary Services Sublimit. Subject to the availability under the Non-Formula Revolving Line, at any time and from time to time from the date hereof through the Business Day immediately prior to the Non-Formula Revolving Maturity Date, Borrower may request the provision of Ancillary Services from Bank. The aggregate limit of the Ancillary Services shall not exceed the Ancillary Services Sublimit, provided that availability under the Non-Formula Revolving Line shall be reduced by the aggregate limits of (i) any outstanding and undrawn amounts under all Letters of Credit issued hereunder , (ii) corporate credit card services provided to Borrower, (iii) the total amount of any Automated Clearing House processing reserves, and (iv) any other reserves taken by Bank in connection with other treasury management services requested by Borrower and approved by Bank. In addition, Bank may, in its sole discretion, charge as Non-Formula Advances any amounts for which Bank becomes liable to third parties in connection with the provision of the Ancillary Services. The terms and conditions (including repayment and fees) of such Ancillary Services shall be subject to the terms and conditions of the Bank’s standard forms of application and agreement for the applicable Ancillary Services, with any such standard forms of application and agreement to be provided to Borrower by Bank at the time of request of any Ancillary Services, and which Borrower hereby agrees to execute prior to the Bank providing provisions of any such Ancillary Services.

(iv)               Collateralization of Obligations Extending Beyond Maturity. If Borrower has not secured to Bank’s satisfaction its obligations with respect to any Ancillary Services by the Non-Formula Revolving Maturity Date, then, effective as of such date, the balance in any deposit accounts held by Bank and the certificates of deposit or time deposit accounts issued by Bank in Borrower’s name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates or accounts), shall automatically secure such obligations to the extent of the then continuing or outstanding Ancillary Services. Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the applicable Ancillary Services are outstanding or continue.”

4.                   Section 2.2 of the Agreement hereby is amended and restated in its entirety to read as follows:

“2.2       Aggregate Borrowing Limit; Overadvances. The aggregate amount of outstanding Credit Extensions hereunder shall at no time exceed the Aggregate Borrowing Limit. If the aggregate amount of outstanding Credit Extensions hereunder exceeds the Aggregate Borrowing Limit at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess. If the aggregate amount of the outstanding Non-Formula Advances (including any amounts outstanding under the Ancillary Services Sublimit) exceeds the Non-Formula Revolving Line at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.”

5.                   Section 2.3(a) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(a)       Interest Rate.

(i)                  Term Loans. Except as set forth in Section 2.3(b), the Term Loans shall bear interest, on the outstanding daily balance thereof, at a variable annual rate equal to the greater of: (A) 1.50% above the Prime Rate then in effect; or (B) 5.00%.

(ii)                Non-Formula Advances. Except as set forth in Section 2.3(b), the Non-Formula Advances shall bear interest, on the outstanding daily balance thereof, at a variable annual rate equal to the greater of: (A) 1.50% above the Prime Rate then in effect; or (B) 5.00%.”

6.                   Section 2.3(c) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(c)       Payments. Interest under the Non-Formula Revolving Line shall be due and payable on the first calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower’s deposit accounts or against the Non-Formula Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations and treated as a Credit Extension, and such interest shall thereafter accrue interest at the rate then applicable hereunder.”

7.                   Section 9.4 of the Agreement hereby is amended and restated in its entirety to read as follows:

“9.4       Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof; and/or (b) set up such reserves under the Non-Formula Revolving Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.5 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.”

8.                   Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

9.                   Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

10.                As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)                 this Amendment, duly executed by Borrower;

(b)                all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts; and

(c)                 such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

11.                This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

DRAFTKINGS INC.

By:	/s/ Tim Dent

Name: Tim Dent Title: CFO

PACIFIC WESTERN BANK

By:	/s/ Mike Breaux

Name: Mike Breaux Title: VP

[Signature Page to Second Amendment to Amended and Restated Loan & Security Agreement]